OTHER EXHIBITS (b)

                    SECRETARY'S CERTIFICATE


          Dreyfus Variable Investment Fund - International Equity Portfolio Dreyfus International Fund, Inc. - Dreyfus Emerging Markets Fund Premier Global Investing, Inc.
          Dreyfus Global Growth Fund

        _______________________________________________


          The undersigned, Elizabeth A. Bachman, Vice President of the above-

named investment companies (the "Funds"), hereby certifies that set forth below is a true and correct copy of resolutions adopted by the Funds' Board.


                    RESOLVED, that the following persons hereby are elected to the offices set forth opposite their respective names to serve at the pleasure of the Fund's
          Board:

               President and Treasurer  --   Marie E. Connolly

               Vice President and
               Secretary           --   John E. Pelletier

               Vice President and
               Assistant Treasurer      --   Richard W. Ingram

               Vice President and
               Assistant Treasurer      --   Mary A. Nelson

               Vice President and
               Assistant Secretary      --   Joseph F. Tower, III

               Vice President and
               Assistant Secretary      --   Douglas C. Conroy

          RESOLVED, that the Fund's Agreement and Declaration of Trust be amended and restated as set forth in the Amended and Restated Agreement and Declaration of Trust attached hereto as Exhibit A, and that each officer of the Fund, acting alone, hereby is authorized, empowered and directed to file, in the name and on behalf of the Fund, the Amended and Restated Agreement and Declaration of Trust.

          RESOLVED, that the By-Laws attached hereto as Exhibit
          B hereby are approved and adopted in all respects as and for the By-Laws of the fund.

          RESOLVED, that each of the officers of the Fund, acting alone, hereby is authorized and empowered to do any and all acts and execute and deliver any and all agreements, documents, instruments and certificates as such officer may deem necessary, appropriate and convenient to carry out the intent and purposes of the foregoing resolutions, such determinations to be conclusively evidenced by the doing of such act and the execution and delivery of such agreements, documents, instruments and certificates.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on September 4, 1996.



                                   ____________________________________
                                   Elizabeth A. Bachman, Vice President







                                   ____________________________________
                                             Notary Public